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                                                                    EXHIBIT 23.3


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1997, appearing on page F-1 of HealthPlan Services Corporation's Annual Report on Form 10-K for the year ended December 31,1996.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Tampa, Florida
July 21, 1997